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                                                                     Exhibit 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

                               WARRANT TO PURCHASE
                    COMMON STOCK OF mPhase Technologies, Inc.

         This certifies that Piper Rudnick LLP. (the "Holder"), or its registered assigns, for value received, is entitled to purchase from mPhase Technologies, Inc. (the "Company") one million six hundred eighty three thousand four hundred ninety (1,683,490) shares of the Company's Common Stock (the "Common Stock") for a per share exercise price equal to $0.05 (the "Per Share Exercise Price")(and, in certain instances, subject to the provisions of
Section 3 below). This right may be exercised at any time from the date hereof up to and including 5:00 p.m. (New York City time) on May 1, 2007 (the "Expiration Date"), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this warrant, properly endorsed, with the Subscription Form attached hereto duly filled in and signed, if applicable, and upon payment in cash or by check of the aggregate Per Share Exercise Price for the number of shares for which this warrant is being exercised determined in accordance with the provisions hereof.

1.       ISSUANCE OF CERTIFICATES.

         Certificates for the shares of Common Stock acquired upon exercise of this warrant, together with any other securities or property to which the Holder is entitled upon such exercise, will be delivered to the Holder by the Company at the Company's expense within a reasonable time after this warrant has been so exercised. If the Company does not deliver certificates for the shares of Common Stock to be issued upon exercise of this warrant within five (5) business days after receipt by the Company from the Holder of (i) this warrant, properly endorsed, (ii) the Subscription Form duly filled in and signed, and (iii) payment in check or cash of the aggregate Per Share Exercise Price for the number of shares for which this warrant is being exercised, then in addition to any other remedies which the Holder may have, the Company shall immediately pay to said Holder a late fee in cash equal to two percent (2%) of the value of the Common Stock to be issued to Holder, per month or pro rata portion thereof that the delivery of said certificates is late.

         Each stock certificate so delivered will be in such denominations of Common Stock as may be requested by the Holder and will be registered in the name of the Holder. In case of a purchase of less than all the shares that may be purchased under this warrant, the Company will cancel this warrant and execute and deliver a new warrant or warrants of like tenor for the balance of the shares purchasable under this warrant to the Holder within a reasonable time after surrender of this warrant.

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2.       SHARES FULLY-PAID, NONASSESSABLE, ETC.

         All shares of Common Stock issued upon exercise of this warrant will, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this warrant, such number of its shares of Common Stock as from time to time are sufficient to effect the full exercise of this warrant. If at any time the number of authorized but unissued shares of Common Stock are not sufficient to effect the full exercise of this warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as are sufficient for such purpose. The Company will take all such action as may be necessary to assure that such securities may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company will not be required to effect a registration under Federal or state securities laws with respect to such exercise (except as may be set forth in Section 5).

3.       NET ISSUE EXERCISE.

         Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Per Share Exercise Price (at the date of calculation as set forth below), in lieu of exercising this warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this warrant (or the portion thereof being canceled) by surrender of this warrant at the principal office of the Company, together with the properly endorsed Subscription Form and notice of such election, in which event the Company will issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X = Y (A-B)
                      -------
                         A

         Where X = the number of shares of Common Stock to be issued to the Holder

               Y = the number of shares of Common Stock purchasable under this warrant or, if only a portion of this warrant is being exercised, the portion of this warrant being canceled (at the date of such calculation)

               A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

               B = Per Share Exercise Price (as adjusted to the date of such calculation)

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For purposes of the above calculation, fair market value of one share of Common
Stock will be the average of the closing bid prices of the Company's shares of Common Stock as quoted on the Nasdaq ("Nasdaq") (or on such other United States stock exchange or public trading market on which the shares of the Company trade if, at the time of the election, they are not trading on Nasdaq), for the five
(5) consecutive trading days immediately preceding the date of the date the completed, executed Subscription Form is received.

4.       ADJUSTMENTS.

         4.1 Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time during the term of this warrant effects a subdivision of the outstanding Common Stock, the Per Share Exercise Price in effect immediately before that subdivision will be proportionately decreased. Conversely, if the Company at any time or from time to time during the term of this warrant combines the outstanding shares of Common Stock into a smaller number of shares, the Per Share Exercise Price in effect immediately before the combination will be proportionately increased. Any adjustment under this Section
4.1 will become effective at the close of business on the date the subdivision or combination becomes effective.

         4.2 Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time during the term of this warrant makes, or fixes, a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, in each such event the Per Share Exercise Price that is then in effect will be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Per Share Exercise Price then in effect by a fraction
(a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (b) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the Per Share Exercise Price will be recomputed accordingly as of the close of business on such record date and thereafter the Per Share Exercise Price will be adjusted pursuant to this Section 4.2 to reflect the actual payment of such dividend or distribution.

         4.3 Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time during the term of this warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision will be made so that the Holder will receive upon exercise of this warrant, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company that it would have received had this warrant been exercised on the date of such event and had it thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by Holder as aforesaid, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the Holder hereunder or with respect to such other securities by their terms.

         4.4 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time during the term of this warrant the Common Stock issuable upon the exercise of this warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a recapitalization, subdivision, combination, reclassification or exchange provided for elsewhere in this Section 4), the Holder will have the right thereafter to exercise this warrant for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change into which the shares of Common Stock issuable upon exercise of this warrant immediately prior to such recapitalization, reclassification or change could have been converted, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

         4.5 Reorganizations. If at any time or from time to time during the term of this warrant there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange provided for elsewhere in this Section 4), as a part of such capital reorganization, provision will be made so that the Holder will thereafter be entitled to receive upon exercise of this warrant the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon exercise of this warrant would have been entitled on such capitalization reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

         4.6 Certificate of Adjustment. In each case of an adjustment or readjustment of the number of shares issuable upon exercise of this warrant or the Per Share Exercise Price, the Company, at its expense, will compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and will mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder's address as shown in the Company's books. The certificate will set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the Per Share Exercise Price at the time in effect, and (b) the type and amount, if any, of other property that at the time would be received upon exercise of this warrant.

         4.7 Notices of Record Date. Upon (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any sale of all or substantially all of the assets of the Company or any voluntary or involuntary dissolution, liquidation or winding up of the Company (each individually a "Sale Event") or (c) a proposed Sale Event, the Company will mail to the Holder at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, recapitalization, asset sale, dissolution, liquidation or winding up is expecting to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, asset sale, dissolution, liquidation or winding up.

5.       REGISTRATION.

         5.1 Piggy-Back Registrations. (a) If, at any time, the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant a demand for registration of any stockholder of the Company) any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to each Holder of the shares issued or issuable written notice of such determination and, if within fifteen (15) days after receipt of such notice, such Holder of the Registrable Shares shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such holder requests to be registered, except that if; in connection with the initial public offering of the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Shares with respect to which such holder has requested inclusion hereunder. Any exclusion of Registrable Shares shall be made pro rata among the Holders of the Option Shares (or their assigns who are entitled to and have requested registration under this Section 5.1) seeking to include Registrable Shares, in proportion to the number of Registrable Shares sought to be included by such Holders of the Registrable Shares (or their assigns who are entitled to and have requested registration under this Section 5.1); provided, however, that the Company shall not exclude any Registrable Shares unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such registration statement; and provided further, however, that any exclusion of Registrable Shares shall be made pro rata with holders of other securities having the right to include such securities in the registration statement. The obligations of the Company to Holders of the Registrable Shares under this Section 5 may be waived by Holders of the Registrable Shares at any time. For purposes of this warrant, "Registrable Shares" shall mean such number of common stock issued or issuable upon exercise of this warrant or any other shares of Common Stock acquired by the Holders of the warrants by virtue of their ownership of such warrants.

         5.2 Provisions Applicable to Registration. The following provisions shall apply, as applicable, in connection with the Holders of the Registrable Shares to be included in the registration statement pursuant to this Section 5:

         (a) The holders of the Registrable Shares, if reasonably requested by the Company or by the underwriter with respect to any public offering, shall agree not to sell, make any short sale of, loan, grant any options for the purchase of, or otherwise dispose of any Registrable Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days), from the effective date of such registration statement, or the commencement of the offering, as applicable, as may be requested by the underwriters, provided that all other holders of the class of securities being registered shall make the same agreements as those required to be made by the holders of the Registrable Shares under this Section 5.2(a).

         (b) The holders of the Registrable Shares shall promptly provide the Company with such non-confidential and non-proprietary information as it shall reasonably request and that is available to the holders of the Registrable Shares in order to prepare the registration statement.

         (c) All reasonable and necessary expenses in connection with the preparation of the registration statement, including, without limitation, any and all legal, accounting and filing fees, but not including fees and disbursements of experts and counsel retained by the holders of the Registrable Shares or underwriting discounts and commissions to be paid by the holders of the Registrable Shares, shall be borne by the Company.

         (d) The Company shall use its best efforts to effect such registration permitting the sale of such Registrable Shares in accordance with the intended method or methods of distribution thereof, and pursuant thereto, the Company shall as expeditiously as possible:

                  (1) prepare and file with the SEC a registration statement relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Shares in accordance with the intended method or methods of distribution thereof and use its best efforts to cause such registration statement to become effective and keep such registration statement effective in accordance with this Section 5.2;

                  (2) prepare and file with the SEC such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration effective until all such Registrable Shares are sold; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof as set forth in such registration statement or supplement to the prospectus; provided, however that the Company may, from time to time, request that the holders of the Registrable Shares immediately discontinue the disposition of the Registrable Shares if the Company determines, in the good faith exercise of its reasonable business judgment, that the offering and disposition of the Registrable Shares could materially interfere with bona fide financing, acquisition or other material business plans of the Company or would require disclosure of non-public information, the premature disclosure of which could materially adversely affect the Company (it being acknowledged that the Company is not required to disclose in such request any such transaction, plan or non-public information), so long as the Company promptly after the disclosure of such transaction, plan or non-public information complies with this section (d)(2);

                  (3) notify the holders of the Registrable Shares and the underwriter, if any, promptly, and (if requested by any such person) confirm such advice in writing, (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceedings for such purpose and (E) subject to the proviso below, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, subject to section (d)(2) above, at the request of any such person, prepare and furnish to such person a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, the Company need not disclose the event if it otherwise has not disclosed such event to the public;

                  (4) if requested by the underwriter or the holders of the Registrable Shares, promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriter and the holders of the Registrable Shares agree should be included therein relating to the plan of distribution with respect to such Registrable Shares, including, without limitation, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus supplements or post-effective amendments as soon as notified of the matters to be incorporated in such prospectus supplements or post-effective amendments;

                  (5) deliver to the holders of the Registrable Shares and the underwriters, if any, without charge, as many copies of the prospectus (including each preliminary prospectus) in conformity with the requirement of the Securities Act and any amendments or supplements thereto as such persons may reasonably request and such other documents as they may reasonably request to facilitate the prior sale or other disposition of such Registrable Shares;

                  (6) prior to any public offering of Registrable Shares, register or qualify or cooperate with the holders of the Registrable Shares, or the underwriters, if any, in connection with the registration or qualification of such Registrable Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the holders of the Registrable Shares or underwriters, if any, reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by the registration statement; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or would subject the Company to any tax in any such jurisdiction where it is not then so subject; and

                  (7) with a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of Registrable Shares to the public without registration, during such time as a public market exists for its equity securities, the Company agrees to:

                           (A) make and keep public information available, as
                  those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its equity securities to the general public;

                           (B) use its best efforts to file with the SEC in a
                  timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act")(at any time after it has become subject to such reporting requirements); and

                           (C) furnish to the holders of the Registrable Shares
                  forthwith upon the holders of the Registrable Shares' request a written statement by the Company as to the Company's compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as the holders of the Registrable Shares may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such securities without registration.

         (e) Notwithstanding the provisions of this Section 5 to the contrary the Company:

              (i) may require the holders of the Registrable Shares to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing, and the Company may limit such registration rights to situations where a proposed distribution of Registrable Shares is to be effected forthwith upon the effectiveness of the registration statement; and

              (ii) The undersigned will covenant that the holders of the Registrable Shares has not taken, and will not take, directly, or indirectly, any action designed, or which might reasonably be expected, to cause or result in, under the Securities Exchange Act or otherwise, or which has caused or resulted in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Registrable Shares.

         (f) Indemnification.

         (i) In the event of a registration or qualification of any Registrable Shares under the Securities Act pursuant to the provisions of this Section 5, the Company shall indemnify and hold harmless the holders of the Registrable Shares, the officers and directors of the holders of the Registrable Shares and each director or officer of any person or entity who controls the holders of the Registrable Shares, each underwriter of such Registrable Shares and each other person or entity who controls the holders of the Registrable Shares or such underwriter within the meaning of the Securities Act (collectively, the "Indemnitees"), from and against any and all losses, claims, damages or liabilities, joint or several, to which any of the Indemnitees, joint or several, may become subject under the Securities Act or the applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered or qualified under the Securities Act, or any amendment or supplement thereto, any preliminary prospectus or final prospectus contained therein, or any supplement thereto, or any document prepared and/or furnished to the holders of the Registrable Shares incident to the registration or qualification on any Registrable Shares, or (y) the omission or alleged omission to state in any registration statement a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (z) any violation by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company and relating to action or inaction required of the Company, in connection with such registration or qualification under such state securities or "blue sky" laws, and in each case shall reimburse the Indemnitees for any legal or other expenses reasonably incurred by such Indemnitees in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement in reliance upon and in conformity with information furnished to the Company through an instrument duly executed by such Indemnitees; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such registration statement, which untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the registration statement and such the Indemnitee thereafter fails to deliver or cause to be delivered such registration statement as so amended or supplemented prior to or concurrently with the sale of the Registrable Shares to the person asserting such loss, claim, damage or liability (or actions in respect thereof) or expense after the Company has furnished the holders of the Registrable Shares with the same.

         (ii) In the event of the registration or qualification of any Registrable Shares under the Securities Act pursuant to the provisions of this
Section 5, the holders of the Registrable Shares severally and not jointly shall indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, each officer and director of the Company and any other selling holder from and against any losses, claims, damages or liabilities to which the Company, such controlling person, any such officer or director or any other selling holder may become subject under the Securities Act or the applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered or qualified under the Securities Act, or any amendment or supplement thereto, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the holders of the Registrable Shares specifically for use in preparation thereof, and in each case shall reimburse the Company, such controlling person, each such officer or director and any other selling holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof).

         (iii) Promptly after receipt by a person entitled to indemnification under this section (g) (an "Indemnified Party") of notice of the commencement of any action or claim relating to any registration statement filed under the provisions of this Section 5 or as to which indemnity may be sought hereunder, such Indemnified Party shall, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "Indemnifying Party"), give written notice to such Indemnifying Party of the commencement of such action or claim, but the omission so to notify the Indemnifying Party will not relieve such person from any liability that such person may have to any Indemnified Party otherwise than pursuant to the provisions of this section (f) and shall also not relieve the Indemnifying Party of such party's obligations under this section (f), except to the extent that the omission so to notify results in the Indemnifying Party being damaged solely as a result of the failure to give timely notice. In case any such action is brought against an Indemnified Party, and such party notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled (at such party's own expense) to participate in and, to the extent that the Indemnifying Party may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense, with counsel satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no Indemnifying Party and no Indemnified Party shall enter into any settlement agreement that would impose any liability on such other party or parties without the prior written consent of such other party or parties, unless such other party or parties are fully indemnified to such party's satisfaction, as the case may be, against any such liability.

                  (iv) If for any reason the indemnification provided for in this Section 5 is unavailable to an Indemnified Party or is insufficient to hold it harmless as contemplated by this Section 5, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect to only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.       TAXES.

         The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon exercise of this warrant, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other that in which this warrant was registered.

7.       CLOSING OF BOOKS.

         The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner that interferes with the timely exercise of this warrant.

8.       NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY.

         Nothing contained in this warrant will be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest will be payable or accrued in respect of this warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this warrant has been exercised.

9.       WARRANTS TRANSFERABLE.

         Subject to compliance with applicable Federal and state securities laws and the restrictions imposed by any other written agreement between the Holder and the Company, this warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this warrant properly endorsed and in compliance with the provisions of this warrant.

10.      MODIFICATION AND WAIVER.

         This warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

11.      NOTICES.

         Any notice required by the provisions of this warrant will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices will be addressed to the Holder at the address of the Holder appearing on the books of the Company.

12.      LOST WARRANTS.

         The Company represents and warrants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such warrant, the Company, at its expense, will make and deliver a new warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated warrant.

13.      FRACTIONAL SHARES.

         No fractional shares of Common Stock will be issued upon exercise of this warrant. If the conversion would result in the issuance of any fractional share, the Company will, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the closing bid price of the Company's Common Stock on the date of conversion.

14.      GOVERNING LAW.

         This warrant will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of New York without regard to conflict of laws principles.

         The Company has executed this warrant as of this ___day of May, 2002.



                                          mPhase Technologies, Inc


                                          By:   /s/ Martin Smiley
                                                ------------------------
                                          Name:  Martin Smiley
                                          Title: Executive Vice President,
                                                 General Counsel and Chief
                                                 Financial Officer

                              EXHIBIT A TO WARRANT

                                SUBSCRIPTION FORM


                                                     Date: _____________________

mPhase Technologies, Inc
587 Connecticut Avenue
Norwalk, Connecticut 06854.1711
Attn: President

Ladies and Gentlemen:

         The undersigned hereby elects to exercise the warrant issued to it by mPhase Technologies, Inc.(the "Company") dated as of March , 2002 and to purchase thereunder ____________________ (_________) shares of the Common Stock of the Company at a purchase price of _________________ ($_________) per Share, for an aggregate purchase price of _____________________ ($___________) (the
"Purchase Price").

         Pursuant to the terms of the warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer.




                                      Very truly yours,


                                      -------------------------------------

                                      By:
                                          ---------------------------------

                                      Title:
                                             ------------------------------